PIONEER POWER SOLUTIONS, INC. 8-K

Exhibit 99.1

One of the World’s Largest Automakers Awards $8 Million Contract to Pioneer Power

for E-Bloc Solution

Major win with global auto OEM for new EV-focused campus

FORT LEE, N.J., October 12, 2022 /PRNewswire/ -- Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer,” "Pioneer Power" or the "Company"), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that one of the world’s largest automakers has awarded Pioneer an $8 million purchase order for its flagship E-Bloc electrical solution.

The purchase order was awarded by the automaker’s recently launched division that is purely devoted to batteries and EV manufacturing. The specified equipment is related to the initial powering of the automaker’s new EV campus. This order does not include any equipment for the yet to be designed manufacturing hubs, which represents an additional opportunity for the Company. E-Bloc’s design enables seamless, safe and reliable control and protection and delivery of multiple sources of power, including green energy. Delivery is scheduled for the third quarter of 2023.

“This is an important win for Pioneer, as our solutions were selected in a competitive bidding process across a field that included much larger players,” commented Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer. “Our ability to design and deliver special electrical solutions for complex and large applications on a timely and competitive basis was a key differentiator in the selection. This particular automaker is aggressively investing in its electric vehicle infrastructure based on the success of its recently introduced EV cars and trucks and the general, robust demand for EVs. Our solutions will provide resiliency, flexibility and protection for the plant’s power needs by seamlessly integrating multiple power sources. We already expected a significant step-up in revenue in 2023, and this win bolsters that expectation and our confidence going forward.”

As a result of this award, Pioneer’s project backlog has surpassed $35 million. Backlog reflects only customer purchase orders and contracts that we believe to be firm.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock and (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com